EXHIBIT 10.1

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of August 17, 2015 (the “Execution Date”), is entered into by and between Flasr Inc., a Nevada corporation (the “Company”), and Premier Venture Partners, LLC, a California limited liability company (the “Investor”).

RECITALS

A. The parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Three Million Dollars ($3,000,000) to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”);

B. Such investments will be made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D promulgated by the SEC under the 1933 Act, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the sales of shares of the Common Stock made hereunder; and

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide the Investor certain rights to register shares of the Common Stock sold hereunder pursuant to the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 For all purposes of and under this Agreement, the following terms shall have the respective meanings below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

“1933 Act” shall have the meaning set forth in the recitals.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Affiliate” shall have the meaning set forth in Section 5.7.

“Agreement” shall have the meaning set forth in the preamble.

“Articles of Incorporation” shall have the meaning set forth in Section 4.3.

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“By-laws” shall have the meaning set forth in Section 4.3.

“Closing” shall have the meaning set forth in Section 2.4.

“Closing Date” shall have the meaning set forth in Section 2.4.

“Closing Price” means the closing bid price of the Common Stock on a Trading Day as reported on Bloomberg, L.P., Quotestream, or other applicable service.

“Common Stock” shall have the meaning set forth in the recitals.

“Commitment Shares” shall mean the Shares issued to Investor pursuant to Section 10.1(a) as consideration for Investor entering into this Agreement.

“Control” or “Controls” shall have the meaning set forth in Section 5.7.

“Deposit Date” means the date the Shares representing the Put Amount have been electronically deposited in Investor’s brokerage account.

“Effective Date” shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Execution Date” shall have the meaning set forth in the preamble.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.

“Indemnitees” shall have the meaning set forth in Section 9.

“Indemnitor” shall have the meaning set forth in Section 9.

“Ineffective Period” shall mean any period of time that the Registration Statement or any supplemental registration statement becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

“Investor” shall have the meaning set forth in the preamble.

“Material Adverse Effect” shall have the meaning set forth in Section 4.1.

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“Maximum Common Stock Issuance” shall have the meaning set forth in Section 2.6.

“Open Period” shall mean the period beginning on and including the first Trading Day after the Effective Date and ending on the earlier to occur of (i) the date which is thirty-six (36) months from the Effective Date; or (ii) termination of this Agreement in accordance with Section 8.

“Pricing Period” shall mean, with respect to a particular Put Notice, the ten (10) Trading Days immediately after the applicable Deposit Date.

“Principal Market” shall mean the New York Stock Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTCQB or the OTC Bulletin Board, whichever is the principal market on which the Common Stock is listed.

“Prospectus” shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

“Purchase Amount” shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

“Purchase Price” shall have the meaning set forth in Section 2.5. “Put” shall have the meaning set forth in Section 2.2.

“Put Amount” shall have the meaning set forth in Section 2.2.

“Put Notice” shall mean a written notice sent to the Investor by the Company stating the Put Amount in Shares that the Company intends to sell to the Investor pursuant to the terms of this Agreement and stating the current number of Shares issued and outstanding on such date.

“Put Notice Date” shall mean the Trading Day on which the Investor receives a Put Notice if received by 4:00 pm Eastern Time or if not, then the next Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

“Put Restriction” shall mean the days between the beginning of the Pricing Period and Closing Date for a particular Put Notice. During this time, the Company shall not be entitled to deliver another Put Notice.

“Registration Rights Agreement” shall have the meaning set forth in the recitals.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the resale of the Securities issuable hereunder by the Investor, in the manner described in such Registration Statement.

“Related Party” shall have the meaning set forth in Section 5.7.

“Resolutions” shall have the meaning set forth in Section 7.5.

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“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.6.

“Securities” shall mean the shares of Common Stock issued pursuant to the terms of this Agreement.

“Shares” shall mean the shares of the Company’s Common Stock.

“Short Sale” shall have the meaning set forth in Regulation SHO Rule 200 under the 1934 Act.

“Subsidiaries” shall have the meaning set forth in Section 4.1.

“Trading Day” shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm Eastern Time.

“Transaction Documents” shall mean this Agreement and the Registration Rights Agreement between the Company and the Investor as of the date herewith, and any other agreements between the Company and the Investor executed in conjunction with this transaction.

SECTION 2

PURCHASE AND SALE OF COMMON STOCK

2.1 Purchase and Sale of Common Stock. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Three Million Dollars ($3,000,000).

2.2 Delivery of Put Notices. Subject to the terms and conditions of the Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the number of Shares that the Company intends to sell to the Investor on a Closing Date (the “Put”). The Put Notice shall be in the form attached hereto as Exhibit B and shall include a copy of a legal opinion from the Company’s legal counsel addressed to Company’s transfer agent confirming that the Shares being sold pursuant to such Put Notice have been properly registered and may be delivered to Investor without a restrictive legend. The amount of Shares that the Company shall be entitled to Put to the Investor per any applicable Put Notice (the “Put Amount”) shall not exceed 400% of the average daily trading volume of Company’s common stock on the five Trading Days prior to the date the Put Notice is received by Investor (the “Maximum Put Amount”). In addition, the minimum Put Amount (the “Minimum Put Amount”) shall not be less than the number of Shares that, when multiplied by the Closing Price of the Shares immediately prior to such Put Notice Date, is at least $10,000. If the Maximum Put Amount is less than the Minimum Put Amount, the Company may not deliver a Put Notice. During the Open Period, the Company shall not be entitled to submit a subsequent Put Notice until after the previous Closing has been completed.

2.3 Conditions to Investor’s Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

(a) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

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(b) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock (i) shall have been listed or quoted for trading on the Principal Market, (ii) shall not have been suspended from trading thereon, and (iii) the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(c) the Company has complied with its obligations and is otherwise not in material breach of or in material default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to the applicable Put Notice Date;

(d) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(e) the issuance of the Securities will not violate any applicable shareholder approval requirements of the Principal Market.

If any of the events described in clauses (a) through (e) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice and may return any Shares already received for such Put Notice. Furthermore, upon any such occurrence, the Company shall not be permitted to deliver a subsequent Put Notice until it is once again in compliance with the conditions set forth in this Section 2.3.

2.4 Mechanics of Purchase of Shares By Investor. On the Put Notice Date, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit the amount of Shares stated on such Put Notice by crediting the account of the Investor’s prime broker (as specified by the Investor within a time reasonably in advance of the Investor’s notice) with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. Subject to the satisfaction of the conditions set forth in Sections 2.5, 7 and 8 of this Agreement, the closing of the purchase by the Investor of Shares (a “Closing”) shall occur on the date which is the Trading Day immediately following the final date of the Pricing Period (i.e., the eleventh (11th) Trading Day following the applicable Put Notice Date) (each a “Closing Date”). Upon each such Closing Date, the Investor shall deliver to the Company the Purchase Price to be paid for such Shares, determined as set forth in Section 2.5. Notwithstanding the preceding sentence, to the extent that the Purchase Price for any particular Put would exceed $100,000, then the amount over $100,000 may be paid by the Investor on the sixteenth (16th) Trading Day after the Put Notice Date.

2.5 Purchase Price. The Purchase Price for the Securities for each Put shall be the Put Amount multiplied by ninety percent (90%) of the lowest Closing Price of the Common Stock during the applicable Pricing Period.

2.6 Overall limit on common stock issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of Common Stock would cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders in accordance with applicable law and the By-laws and the Articles of Incorporation of the Company. The parties understand and agree that the Company’s failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2.6.

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2.7 Intentionally Omitted.

2.8 Limitation on Amount of Ownership. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock of the Company beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act) by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the applicable Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

SECTION 3

INVESTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Investor represents and warrants to the Company, and covenants, that:

3.1 Sophisticated Investor. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (ii) protecting its own interest; and (iii) bearing the economic risk of such investment for an indefinite period of time.

3.2 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Investor has all requisite power and authority to invest in the Shares pursuant to this Agreement.

3.3 Section 9 of the 1934 Act. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder.

3.4 Accredited Investor. Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.5 No conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of operating agreement or other organizational documents of the Investor.

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3.6 Opportunity to Discuss. The Investor has received all materials relating to the Company’s business, finance and operations which it has requested. The Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

3.7 Investment Purposes. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

3.8 No Registration as a Dealer. The Investor is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

3.9 Good Standing. The Investor is a limited liability company, duly organized, validly existing and in good standing in the State of California.

3.10 Tax Liabilities. The Investor understands that it is liable for its own tax liabilities related to the transactions contemplated under the Transaction Documents or otherwise.

3.11 Regulation M. The Investor will comply with Regulation M under the 1934 Act, if applicable.

3.12 Prohibited Transactions. Since the earlier of (a) such time as the Investor was first contacted by the Company or any other person or entity acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither the Investor nor any Affiliate of the Investor that (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Shares, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any Short Sale, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Shares, granted any other right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock of the Company or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). During the term of this Agreement, the Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

3.13 No “Bad Actor” Disqualification Events. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) – (iv) or (d)(3) under the 1933 Act and disclosed reasonably in advance of each Closing in writing in reasonable detail to the Company.

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SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules attached hereto, or as disclosed on the Company’s SEC Documents, the Company represents and warrants to the Investor that:

4.1 Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Both the Company and the companies it controls (“Subsidiaries”) are duly qualified to do business and are in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect ” means a change, event, circumstance, effect or state of facts that has had or would have a material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

4.2 Authorization; Enforcement; Compliance with Other Instruments.

(a) The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof.

(b) The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company and its Board of Directors, and no further consent or authorization is currently required by its shareholders.

(c) The Transaction Documents have been duly and validly executed and delivered by the Company.

(d) The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of, 505,000,000 shares of the Common Stock, of which as of the date hereof, there are at least 114,400,000 shares issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

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Except as disclosed in the SEC Documents or as otherwise set forth on Schedule 4.3:

(a) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

(b) there are no outstanding debt securities;

(c) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

(d) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

(e) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

(f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

(g) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(h) there is no dispute as to the classification of any shares of the Company’s capital stock.

The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4.4 Issuance of Shares. As of the Effective Date, the Company will have reserved the amount of Shares included in the Registration Statement for issuance pursuant to the Transaction Documents, which will have been duly authorized and reserved (subject to adjustment pursuant to the Company’s covenant set forth in Section 5.5 below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. In the event the Company cannot reserve a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.

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4.5 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws (or the Subsidiaries’ organizational charter or by-laws, respectively), or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have or constitute a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or any securities laws of any states, to the Company’s knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement as outlined in the Registration Rights Agreement between the parties) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and will not be in violation thereof on each of the Closing Dates.

4.6 SEC Documents; Financial Statements. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and amendments thereto, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or the time they were amended, if amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, by a firm that is a member of the Public Companies Accounting Oversight Board (“PCAOB”) consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4.3 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

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4.7 Absence of Certain Changes. Except as otherwise set forth in the SEC Documents, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

4.8 Absence of litigation and/or Regulatory Proceedings. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision would have a Material Adverse Effect.

4.9 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.10 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents or required with respect to the Transaction Documents, as of the date hereof, no event, liability, development or circumstance has occurred or exists, or to the Company’s knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.11 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

4.12 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth in the SEC Documents or in the Schedules, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now conducted have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the SEC Documents or the Schedules, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances that would give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

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4.13 Environmental Laws. The Company and its Subsidiaries, to their knowledge, (i) are in compliance with any and all material applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three (3) foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

4.14 Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

4.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.16 Regulatory Permits. The Company and its Subsidiaries have in full force and effect all material certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

4.17 Internal Accounting Controls. Except as otherwise set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles by a firm with membership to the PCAOB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.18 No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

4.19 Tax Status. The Company and each of its Subsidiaries has made or filed, or timely has applied for an extension for, all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

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4.20 Certain Transactions. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from disinterested third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, such that disclosure would be required in the SEC Documents.

4.21 Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.22 Lock-Up. The Company shall cause its officers, insiders (under Section 16 of the 1934 Act), directors, and Affiliates or other related parties under control of the Company, to refrain from selling Common Stock during each Pricing Period.

4.23 No general solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock to be offered as set forth in this Agreement.

4.24 No brokers, finders or financial advisory fees or commissions. No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or Subsidiaries, with respect to the transactions contemplated by this Agreement

4.25 FAST/ DWAC. The Company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and the Securities are eligible for inclusion in the FAST program.

SECTION 5

COVENANTS OF THE COMPANY

5.1 Best efforts. The Company shall use commercially reasonable efforts to timely satisfy each of the conditions set forth in Section 7 of this Agreement.

5.2 Reporting status. Until one of the following occurs, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status, or take an action or fail to take any action, which would terminate its status as a reporting company under the 1934 Act: (i) this Agreement terminates pursuant to Section 8 and the Investor has the right to sell all of the Securities without restrictions pursuant to Rule 144 promulgated under the 1933 Act, or such other exemption, or (ii) the date on which the Investor has sold all the Securities and this Agreement has been terminated pursuant to Section 8.

5.3 Use of proceeds. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

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5.4 Financial information. During the Open Period, the Company agrees to make available to the Investor via EDGAR or other electronic means the following documents and information on the forms set forth: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (iii) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the Financial Industry Regulatory Association, unless such information is material nonpublic information.

5.5 Reservation of Shares. The Company shall take all action necessary to, at all times, have authorized and reserved the amount of Shares included in the Registration Statement for issuance pursuant to the Transaction Documents. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

5.6 Listing. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses of the Company in connection with satisfying its obligations under this Section 5.6.

5.7 Transactions with Affiliates. The Company shall not enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a “Related Party”), except for (i) customary employment arrangements and benefit programs, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) is under common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, directly or indirectly, to conduct or govern the policies of another person or entity.

5.8 Filing of form 8-K. On or before the date which is four (4) Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

5.9 Corporate existence. The Company shall use commercially reasonable efforts to preserve and continue the corporate existence of the Company.

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5.10 Notice of Certain Events Affecting Registration; Suspension of Right To Make a Put. The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; or (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses of the Company in connection with satisfying its obligations under this Section 5.10.

5.11 Transfer Agent, Prime Broker. Upon the Effective Date, and for so long as the Registration Statement is effective, the Company shall deliver instructions to its transfer agent to issue shares to the Investor that are covered for resale by the Registration Statement, and the Company shall ensure that upon delivery to the transfer agent of evidence of the sale of any such Shares in accordance with the Plan of Distribution section of the then current prospectus relating to such Registration Statement, such Shares shall be issued to the purchaser electronically or if in certificate form, free of restrictive legends in accordance with Section 3.11 of the Registration Rights Agreement. In addition, upon the Effective Date and upon any Put Notice Date, Company’s legal counsel shall, at Investor’s request, provide an opinion letter addressed to the Company’s transfer agent and any Prime Broker of Investor’s choosing, opining as to the availability of the sale of such Shares covered by the Registration Statement by Investor.

5.12 Acknowledgement of terms. The Company hereby represents and warrants to the Investor that: (i) it is voluntarily entering into this Agreement of its own freewill, (ii) it is not entering this Agreement under economic duress, (iii) the terms of this Agreement are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Agreement, advise the Company with respect to this Agreement, and represent the Company in connection with this Agreement.

SECTION 6

CONDITIONS OF THE COMPANY’S OBLIGATION TO SELL

The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

6.1 The Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

6.2 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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SECTION 7

FURTHER CONDITIONS OF THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of the Investor hereunder to purchase Securities is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.

7.1 The Company shall have executed the Transaction Documents and delivered the same to the Investor.

7.2 The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company’s delivery of the Put Notice related to such Closing).

7.3 The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4.3.

7.4 Intentionally Omitted.

7.5 The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2(b) (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

7.6 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.7 The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or to the Company’s knowledge shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

7.8 At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

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7.9 If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2.6 or the Company shall have obtained appropriate approval pursuant to the requirements of Nevada law and the Company’s Articles of Incorporation and By-laws.

7.10 The conditions to such Closing set forth in Section 2.3 shall have been satisfied on or before such Closing Date.

7.11 The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor. The Company’s delivery of a Put Notice to the Investor constitutes the Company’s certification of the existence of the necessary number of shares of Common Stock reserved for issuance.

SECTION 8

TERMINATION

8.1 This Agreement shall terminate upon any of the following events:

(a) when the Investor has purchased an aggregate of Three Million Dollars ($3,000,000) of Shares pursuant to this Agreement;

(b) on the date which is thirty-six (36) months after the Effective Date;

(c) the trading of the Common Stock is suspended by the SEC, the Principal Market or FINRA for a period of two (2) consecutive Trading Days during the Open Period;

(d) the Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market or the Registration Statement is no longer effective (except as permitted hereunder); or

(e) if a Material Adverse Effect occurs during the Open Period.

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Immediately upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

8.2 Any and all shares, or penalties, if any, due under this Agreement shall be immediately payable and due upon termination of this Agreement.

SECTION 9

INDEMNIFICATION

In consideration of the parties mutual obligations set forth in the Transaction Documents, each of the parties (in such capacity, an “Indemnitor”) shall defend, protect, indemnify and hold harmless the other and all of the other party’s shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.

SECTION 10

MISCELLANEOUS

10.1 Fees. Except as otherwise set forth below or elsewhere in the Transaction Documents (including but not limited to Section 5 of the Registration Rights Agreement), each party shall pay the fees and expenses of its advisers, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.

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(a) Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Execution Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor not later than the third Trading Day immediately following the Execution Date, a certificate representing 473,784 Shares (the “Commitment Shares”) in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Execution Date). Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 10.7 hereof. For the avoidance of all doubt, all of the Commitment Shares in this Section 10.1(a) shall be fully earned as of the Execution Date, regardless of whether the Company is successful in getting the Registration Statement declared effective by the SEC or whether any Put Notices are issued by the Company or settled hereunder. The Commitment Shares shall be issued subject to Section 10.1(f) below. Upon issuance, the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and subject to the provisions of subsection (d) of this Section 10.1 shall bear the restrictive legend set forth below in subsection (c) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Registration Statement in accordance with the terms of the Registration Rights Agreement. The Company shall deliver a copy of the Company’s issuance resolution authorizing the issuance of the Commitment Shares to the Investor contemporaneously with issuance of the Commitment Shares.

(b) Promissory Note. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Execution Date, the Company shall deliver to the Investor a promissory note (the “Note”) substantially in the form set forth as Exhibit C in the principal amount of $75,000. Notwithstanding any terms in the Note to the contrary, the Investor, so long as it owns the Note, shall not be able to convert the Note into Shares of the Company so long as the Registration Statement is effective and the Investor and the Company agree to make any modifications to the Note as may be required by the SEC to allow for the effectiveness of the Registration Statement. For the avoidance of doubt, all of the Note shall be fully earned as of the Execution Date, regardless of whether the Company is successful in getting the Registration Statement declared effective by the SEC or whether any Put Notices are issued by the Company or settled hereunder.

(c) Legends. The certificate(s) representing the Commitment Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(d) Removal of Legend. From and after the Effective Date, the Company shall, no later than three (3) Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent (with notice to the Company) of a legended certificate representing the Commitment Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by the Investor, either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Commitment Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate so delivered by the Investor (the date by which such certificate is required to be delivered to the Investor or such credit is so required to be made to the account of the Investor or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date”). If the Company fails on or prior to the Required Delivery Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Commitment Shares that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall not be able to issue a Put Notice to Investor. In addition, to the extent applicable or necessary, the Company shall cooperate with Investor to provide, at Company’s expense, any legal opinions required to sell any Commitment Shares pursuant to Rule 144 under the 1933 Act.

(e) Limitation on Ownership of Commitment Shares. To the extent that at the time of issuance of the Commitment Shares, such issuance of Shares together with all other Shares beneficially owned by Investor would exceed 4.99% of the issued and outstanding Shares of the Company, then the Company shall issue a reduced amount of Shares so that such beneficial ownership will equal 4.99% and issue the remaining Shares required to be issued when such issuance will not cause Purchaser to own more than 4.99% of the issued and outstanding Shares of the Company.

10.2 Law governing this agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in Los Angeles County, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

10.3 Counterparts. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

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10.4 Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

10.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.6 Entire agreement; amendments. This Agreement is the final agreement between the Company and the Investor with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

10.7 Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile and such receipt is acknowledged by the recipient; or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Flasr Inc.,

Attn: Everett Dickson

1075 Peachtree Street NE, Suite

3650 Atlanta, GA 30309

Fax: [______________]

If to the Investor:

Premier Venture Partners, LLC

4221 Wilshire Blvd., Suite 355

Los Angeles, CA 90010

Fax: (323) 315-2273

Each party shall provide five (5) days prior written notice to the other party of any change in address or facsimile number.

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10.8 No assignment. This Agreement may not be assigned.

10.9 No third party beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

10.10 Survival. The representations and warranties of the Company and the Investor contained in Sections 3 and 4, the agreements and covenants set forth in Sections 5 and 6, and the indemnification provisions set forth in Section 9, shall survive each of the Closings and the termination of this Agreement.

10.11 Publicity. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or the applicable rules or regulations of any securities exchange or securities market, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

10.12 Further assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13 No strict construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party, as the parties mutually agree that each has had a full and fair opportunity to review this Agreement and seek the advice of counsel on it.

10.14 Remedies. The Investor shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which the Investor has by law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

10.15 Payment set aside. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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SECTION 11

NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company shall not disclose non-public information to the Investor, its advisors, or its representatives.

Nothing in the Transaction Documents shall require or be deemed to require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. In addition, neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents; provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following such demand by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

SECTION 12

ACKNOWLEDGEMENTS OF THE PARTIES

Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than as set forth in Section 3 of this Agreement; (ii) the Company shall comply with its obligations under Section 5.8 in a timely manner; (iii) the Company has not and shall not provide material non-public information to the Investor unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Investor will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Investor effects any transactions in the securities of the Company.

(Signature page immediately follows)

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IN WITNESS WHEREOF, the parties have caused this Equity Purchase Agreement to be duly executed by their respective authorized representatives as of the Execution Date.

“COMPANY”:	“INVESTOR”:

Flasr Inc., a Nevada corporation	Premier Venture Partners, LLC, a California limited liability company

By:	By:
Name:	Name:
Title:	Title:

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LIST OF EXHIBITS

Exhibit A	Registration Rights Agreement

Exhibit B	Put Notice

Exhibit C	Promissory Note

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

(Attached)

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EXHIBIT B

FORM OF PUT NOTICE

Date: ___________

Premier Venture Partners, LLC

4221 Wilshire Blvd., Suite 355

Los Angeles, CA 90010

RE: Put Notice Number __

Dear Mr.__________,

This is to inform you that as of today, Flasr Inc., a Nevada corporation (the “Company”), hereby elects to exercise its right pursuant to the Investment Agreement to require Premier Venture Partners, LLC to purchase shares of its common stock. The Company hereby certifies that:

The amount of Common Shares to be purchased: _____________.

The current number of shares of common stock issued and outstanding is: _________________.

The number of shares currently available for issuance on the S-1 is: _____________________.

Regards,

Flasr Inc.,

By: __________________________

Name: ________________________

Title: _________________________

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EXHIBIT C

PROMISSORY NOTE

(Attached)

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